Exhibit 26(e)(3): Guaranteed Issue Variable Life Insurance Application

Q2009-11/97 (Guaranteed Issue Application) 1

Guaranteed Issue Variable Life Insurance Application

1. Is insurance for pension or similar tax qualified plan? Yes No If "Yes," see question number 21.

Section A - Proposed Insured

2. Name (First, Middle, Last)_______________________________________________________________________________

Birthdate (Mo/Day/Yr)_____________________ Sex Male Female

Home Address (Street)_________________________________________________________________________________

(City/State/Zip)_________________________________________________________________________________

Social Security Number __________________________ Home Phone (_____) _____________ Work Phone (_____)____________

3a. Occupation _____________________________________________________________ 3b. Date of Hire _______________

4a. Is Proposed Insured currently actively at work on a full time basis performing all duties of Proposed Insured's regular occupation, at Proposed Insured's customary place of employment for at least 30 hours per week? Yes No If "No" explain: _________________________________________

______________________________________________________________________________________________

4b. Has Proposed Insured: (1) been absent from work due to illness or medical treatment for a period of 5 business days or more within the last 90 days; or (2) been hospitalized for any reason during the last 90 days? Yes No If "Yes" explain: _________________________________________

______________________________________________________________________________________________

5. Has Proposed Insured used tobacco (cigarettes, cigars, chewing tobacco, pipe, nicotine substitutes, etc.) or any other substance containing nicotine within the last

12 months? Yes No If "Yes," what type and frequency? ____________________________________________________

______________________________________________________________________________________________

6. Is this insurance to replace, or will it cause any change in, any existing life insurance or annuity on any person proposed for coverage? Yes No

If "Yes" submit a completed replacement form with this application.

Section B - Owner (if other than Proposed Insured)

7a. Owner's Name and Address ______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

7b. Owner's Social Security Number (or Tax I.D. Number) _______________________________________________________________

7c. Owner's Relationship to Proposed Insured ______________________________________________________________________

Section C - Beneficiaries

8a. Primary Beneficiary _________________________________________________ Relationship to Insured ___________________

(or Trust information)

Social Security (or Tax I.D.) Number __________________________

8b. Contingent Beneficiary________________________________________________ Relationship to Insured ___________________

(or Trust information)

Social Security Number (or Tax I.D. Number) ______________________

S E C U R I T Y L I F E O F D E N V E R I N S U R A N C E C O M PANY

Home Office Multi-life Customer Service Center

1290 Broadway P. O. Box 173888

Denver, CO 80203-5699 Denver, CO 80217-3888

1-303-860-1290 1-800-525-9852

Q2009-11/97 (Guaranteed Issue Application) 2

Section D - Billing

9. Employer's Name and Address ____________________________________________________________________________

____________________________________________________________________________

ATTN: ________________________________________________________________________

10. Mailing Address _____________________________________________________________________________________

_____________________________________________________________________________________

ATTN: __________________________________________________________________________________

11. Payment Method: List bill 12. Premium Mode: ____________________________________

Section E - Plan Information - Flexible Premium Variable Life Insurance Policy

13. Product ________________________________________ 14. Policy Issue Date (Mo/Day/Yr): __________________________

15. Guaranteed Issue Version ______________________________ 16. Unisex Version_____________________________________

17a. Stated Death Benefit __________________________________________________________________________________

______________________________________________________________________________________________

17b. Definition of Life Insurance Test Guideline Premium Test Cash Value Accumulation Test

17c. Death Benefit Options Option 1 (Stated Death Benefit)

Option 2 (Stated Death Benefit plus account value)

Option 3 (Stated Death Benefit plus premiums paid minus withdrawals)

Section F - Guaranteed Minimum Death Benefit Option

18. Guarantee Period (Select one, if option desired; otherwise there will be no Guaranteed Period)

Later of ten years or proposed insured's age 65 Lifetime of proposed insured Not available on this product

Note: The Guarantee Period will terminate if:

a. You fail to pay the required Guarantee Period Annual premium defined in your prospectus; or

b. Your Account Value on any Monthly Processing date is not diversified according to the following rules:

1. No more than 35% of your Net Account Value may be invested in any one division; and

2. Your Net Account Value must be invested in at least five divisions.

You will satisfy these diversification requirements if: (i) you participate in the Automatic Rebalancing feature defined in and governed by the policy prospectus in effect at the time you elect the Guarantee Period and your Automatic Rebalancing allocations comply with the diversifications specified above; or (ii) you elect

Dollar Cost Averaging and direct the resulting transfers into at least four other Divisions with no more than 35% of any transfer being to any one division.

There may be other circumstances that will cause the Guarantee Period to terminate before its scheduled expiration date. See your prospectus for further information.

Q2009-11/97 (Guaranteed Issue Application) 3

Section G - Suitability

19. a. Have you, the Proposed Insured, and the Owner, if other than the Proposed Insured, received a current Prospectus dated ________________ for the

Variable Life Insurance policy applied for and current prospectus for each of the Variable Account Divisions? Yes No

b. DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED

CONDITIONS; POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF INVESTMENT DIVISIONS IN A

SEPARATE ACCOUNT, AND MAY INCREASE IN ACCORDANCE WITH THE INTEREST CREDITED IN THE GUARANTEED INTEREST DIVISION; AND THE AMOUNT

PAYABLE AT THE FINAL POLICY DATE IS NOT GUARANTEED BUT IS DEPENDENT ON THE AMOUNT THEN IN THE ACCOUNT VALUE? Yes No

c. Do you understand that any personalized illustrations received are based on hypothetical interest assumptions which may not be indicative of actual future investment experience of our Separate Account or of actual interest credited in our Guaranteed Interest Division? Yes No

d. With this in mind, is the policy in accord with your insurance objectives and your anticipated financial needs? Yes No

20. Special Instructions

21. Will the policy be owned by a "Funded ERISA Plan" as specified below? Yes No

If "Yes" please check one of the following:

Tax qualified plan [specify, i.e., 401(k), profit sharing, defined benefit, defined contribution, HR10, 403(b)]:___________________________

Section 419/419A plan (specify trust name):____________________________________

VEBA Trust (specify trust name):____________________________________

Secular Trust

Home Office Corrections (Insurance company use only)

(Not applicable in North Dakota, Oregon, Pennsylvania, and West Virginia.)

Q2009-11/97 (Guaranteed Issue Application) 4

AGENT USE ONLY (Please print)

Do you have knowledge or reason to believe that replacement of existing life insurance or annuity may be involved? Yes No

If "Yes" please provide appropriate replacement forms.

Signature of Agent/Registered Rep. X ________________________________________ Reg. Rep Number ________________ % Split __________

Name of Agent/Registered Rep. (Please Print) ___________________________________ Reg. Rep Number ________________ % Split __________

Signature of Agent/Registered Rep. X ________________________________________ Reg. Rep Number ________________ % Split __________

Name of Agent/Registered Rep. (Please Print) ___________________________________ Reg. Rep Number ________________ % Split __________

____________________________________________________ ___________________________________________________

Name of Broker/Dealer/Branch/OSJ Name of Broker/Dealer/Branch/OSJ

AGREEMENTS: All statements and answers in this application (which includes supplements and amendments) are true and complete to the best of my knowledge and belief. I also agree that:

1. The statements and answers in this application will be relied upon and form the basis of any insurance.

2. No information will be considered as having been given to ING Security Life unless it is written in this application. (This paragraph does not apply in the states of Alaska,

Maine, Missouri, Oregon, South Carolina, South Dakota and Wisconsin.)

3. No agent or any other unauthorized person can make or change any insurance contract or give up any of ING Security Life's rights or requirements. Any change must be in writing and signed by an officer of ING Security Life.

4. ING Security Life may amend this application by an appropriate notation in the space designated "Home Office Corrections" in order to correct errors or omissions or to conform the application with any policy that may be issued. The acceptance of the policy constitutes a ratification of such amendments. (This paragraph does not apply in the states of North Dakota, Oregon, Pennsylvania, and West Virginia.)

In those states, including Maryland, where change in amount, age at issue, classification,

plan, premium, or benefit requires the written consent of the applicant, no change may be ratified except by a written acceptance. We reserve the right to make any changes required by law.

5. Insurance Under Policy Applied For - Except as may be provided in any coverage provided by a conditional receipt, no policy of insurance will be in force until (1) the first policy premium is paid and (2) the policy is delivered while the facts and health condition of the proposed insured(s) are as represented in this application. When these conditions are satisfied, the policy as delivered will then take effect.

6. I certify, under penalty of perjury, that my social security/tax identification number(s)

is shown and is correct and that I am not subject to back up withholding.

7. If the contract applied for is for a pension, profit-sharing, HR10, or other tax qualified plan,

any policy issued shall not be transferable other than to the insurer, except as directed by the Plan Administrator. Other applicable provisions may be added to the contract.

I know of nothing else affecting the risk. In addition to the Agreements above, I have read and agree to the information and agreements contained in Section 20, Special Instructions.

Signature of Proposed Insured___________________________________________________________ Date____________________

Signature of Owner _________________________________________________________________ Date____________________

(If other than Proposed Insured)

Name and Title of Owner _____________________________________________________________________________________________

(If owner is a business entity, print the business entity's name and the title of person signing.)

APPLICATION SIGNED BY PROPOSED INSURED OR OWNER (IF OTHER THAN PROPOSED INSURED) IN: STATE

MUST BE COMPLETED

Fraud Warnings (For All States Except Oregon)

For Applicants in All States Except: Any person who knowingly and with intent to injure, defraud, or deceive any insurance company,

Colorado, Connecticut, District of files an application, statement or claim containing any false, incomplete, or misleading information

Columbia, Pennsylvania and Virginia: may be guilty of insurance fraud.

For Applicants in Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement of award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For Applicants in Connecticut: Any person who knowingly and with intent to injure, defraud, or deceive any insurance company, files an application, statement or claim containing any false,

incomplete, or misleading information may be guilty of insurance fraud as determined by a court of competent jurisdiction.

For Applicants in Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For Applicants in Virginia: Any person who with intent to defraud, or knowing that he is facilitating a fraud against an insurer, submits an application, statement or files a claim containing false, or deceptive statement may have violated state law.

For Applicants in District of Columbia: "WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR

ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE

INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT."